Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jennifer McGuffin

Director of Corporate Communications

+1.630.245.1780

media@calamos.com

Calamos Asset Management, Inc. Reports

Third Quarter 2014 Results and Declares Dividend

NAPERVILLE, Ill., October 23, 2014 – Calamos Asset Management, Inc. (NASDAQ: CLMS), representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments LLC, with the remaining 77.8% privately owned by Calamos Family Partners, Inc. Calamos Asset Management, Inc. (CAM) and Calamos Investments LLC together operate a diversified global investment firm offering equity, fixed income, convertible and alternative strategies, and today reported consolidated results for third quarter 2014 and comparative periods.

Highlights

Non-GAAP diluted earnings per share was $0.23 for the third quarter compared with $0.22 in the previous quarter and $0.20 in the third quarter of 2013.1 Non-GAAP net income attributable to Calamos Asset Management, Inc. was $4.3 million for the quarter compared with $4.2 million last quarter and $4.1 million in the third quarter of 2013.

GAAP diluted earnings per share was $0.18 for the third quarter of 2014 compared with $0.17 in the previous quarter and $0.13 in the third quarter of 2013. Net income attributable to CAM was $3.4 million for the quarter compared with $3.2 million last quarter and $2.7 million in the third quarter of 2013.

Total revenues for the current quarter were $63.5 million compared with $63.0 million in the previous quarter and $65.0 million in the third quarter a year ago. Operating margin was 25.0% for the third quarter, 26.4% in the previous quarter and 23.7% in the third quarter of 2013.

Assets Under Management2 were $24.5 billion at September 30, 2014 compared with $25.8 billion at the end of last quarter and $26.6 billion at September 30, 2013. Net outflows were $800 million for the quarter compared with net outflows of $1.1 billion in the previous quarter and net outflows of $893 million in the third quarter of 2013.

[1]	See Table A for a more detailed description of non-GAAP financial measures, how they may be useful to management and investors in evaluating the company, how they may differ from non-GAAP financial measures disclosed by other companies, and a reconciliation of such adjusted measures to the most related GAAP financial measures.
[2]	Assets Under Management do not include $729 million, $781 million, $834 million, and $844 million as of September 30, 2014, June 30, 2014, December 31, 2013, and September 30, 2013, respectively, of assets under advisement for which the company provides model portfolio design and oversight.

The Board of Directors of CAM declared a regular quarterly dividend of 15 cents per share payable on November 20, 2014 to shareholders of record on November 6, 2014.

The table below highlights certain GAAP and non-GAAP financial measures:

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013
(in millions)
Ending Assets Under Management	$24,514	$25,755	$26,618
Average Assets Under Management	$25,300	$25,566	$26,381
Net flows	$(800)	$(1,072)	$(893)

(in thousands, except earnings per share)
Total revenues	$63,532	$63,005	$64,965
Total operating expenses	$47,679	$46,371	$49,541
Operating income	$15,853	$16,634	$15,424
Operating margin	25.0%	26.4%	23.7%
Net income attributable to CAM	$3,369	$3,228	$2,697
Non-GAAP net income attributable to CAM	$4,309	$4,233	$4,134
Diluted earnings per share	$0.18	$0.17	$0.13
Non-GAAP diluted earnings per share	$0.23	$0.22	$0.20

Business Commentary

•	While the company had $800 million of net outflows for the quarter, separate accounts represented $436 million. We are encouraged by inflows in our alternative strategies which had net inflows of $137 million.

•	Market depreciation was $441 million for the quarter, driven primarily by equity strategies.

•	In addition to the Calamos Focus Growth ETF (NASDAQ: CFGE)[3] that we launched in July 2014, we filed in October 2014 for two open-end investment company funds to further expand our product breadth.

Financial Discussion

Operating Income

Third quarter 2014 revenues of $63.5 million decreased 2% from third quarter 2013 primarily due to a decrease in Average Assets Under Management. Total operating expenses for the third quarter were $47.7 million, a decrease of 4% from $49.5 million in the third quarter of 2013 as a result of decreases across all expense categories, except for general and administrative expenses. Operating income was $15.9 million for the third quarter versus $15.4 million in the third quarter of last year. Operating margin was 25.0% for the third quarter, up from 23.7% in the third quarter of 2013.

[3]	See Forward-Looking Statements & Important Risk Disclosures.

Non-Operating Income

Non-operating income (GAAP) was $3.6 million for the third quarter of 2014, as presented in Table B. Non-GAAP non-operating income, net of redeemable non-controlling interest in partnerships,4 was $5.3 million during the third quarter of 2014, as presented in Table B.

Financial Position

As of September 30, 2014, the corporate investment portfolio was $417.8 million, which included cash, cash equivalents, and investments that were principally comprised of investments in products that the company manages. The corporate investment portfolio is used to provide seed capital for new products, to maintain conservative levels of capital for the company’s regulated subsidiaries and to invest in other corporate strategic initiatives. The company’s financial strength is also instrumental in maintaining the firm’s investment-grade credit rating.

As of September 30, 2014, total long-term debt was $46.0 million and total equity was $415.3 million.

Market Capitalization

As of September 30, 2014, CAM, representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments LLC, with the remaining 77.8% privately owned by Calamos Family Partners, Inc. Because of our ownership structure, reported market capitalization does not reflect the entire value of the company, but rather only the market capitalization pertaining to CAM’s 22.2% interest, which is publicly traded.

Investor Conference Call

Management will hold an investor conference call at 3:30 p.m. Central Time on Thursday, October 23, 2014. To access the live call and view management’s presentation, visit the Investor Relations section of the company’s website at www.calamos.com/investors. Alternatively, participants may listen to the live call by dialing 866.952.7538 in the U.S. or Canada (785.424.1834 internationally), then entering conference ID #7031091. A replay of the call will be available for one week following the date of the call by dialing 888.203.1112 in the U.S. or Canada (719.457.0820 internationally), then entering conference ID #7031091. The webcast also will be available on the Investor Relations section of the company’s website at www.calamos.com/investors for at least 90 days following the date of the call.

Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified global investment firm offering innovative investment strategies including equity, fixed income, convertible and alternative investments. The firm offers strategies through separately managed portfolios, mutual funds, closed-end funds, private funds, UCITS funds and exchange traded funds. Clients include major corporations, pension funds, endowments, foundations and individuals, as well as the financial advisors and consultants who serve them. Headquartered in the Chicago metropolitan area, the firm also has offices in London and New York. For more information visit www.calamos.com.

[4]	Management believes non-operating income, net of redeemable non-controlling interest in partnership investments provides comparability of this information among reporting periods and is an effective measure for reviewing the company’s non-operating contribution to its results.

Forward-Looking Statements & Important Risk Disclosures

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Investments in funds are subject to risks, and you could lose money on your investment in the fund. There can be no assurance that the fund will achieve its investment objective. Your investment in the fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. The risks associated with an investment in the fund can increase during times of significant market volatility. The fund-specific principal risks are described below. More detailed information can be found in the fund’s prospectus.

The principal risks of investing in the Calamos Focus Growth ETF include: equity securities risk consisting of market prices declining in general, growth stock risk consisting of potential increased volatility due to securities trading at higher multiples, foreign securities risk, premium-discount risk, secondary market trading risk, small- and mid-sized company stock risk, portfolio turnover risk, ADR risk, portfolio selection risk, and other investment companies risk.

Calamos Focus Growth ETF is an exchange traded fund. These products do not sell or redeem their shares at net asset value (NAV) except to authorized participants. Investors may purchase individual shares on an exchange.

As a result of political or economic instability in foreign countries, there can be special risks associated with investing in foreign securities, including fluctuations in currency exchange rates, increased price volatility and difficulty obtaining information. In addition, emerging markets may present additional risk due to potential for greater economic and political instability in less developed countries.

The Calamos Open-End Mutual Funds are distributed by Calamos Financial Services LLC.

Before investing carefully consider the fund’s investment objectives, risks, charges and expenses. Please see the prospectus and summary prospectus containing this and other information at www.calamos.com or call 1-800-582-6959. Read it carefully before investing.

The Calamos Focus Growth ETF is distributed by Foreside Fund Services LLC.

Before investing carefully consider the fund’s investment objectives, risks, charges and expenses. Please see the prospectus and summary prospectus containing this and other information at www.calamos.com or call 1.844.922.5226. Read it carefully before investing.

Calamos Asset Management, Inc.

Consolidated Condensed Statements of Operations

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013
Revenues
Investment management fees	$50,418	$49,697	$51,289
Distribution and underwriting fees	12,438	12,642	13,024
Other	676	666	652

Total revenues	63,532	63,005	64,965
Expenses
Employee compensation and benefits	21,738	19,730	23,508
Distribution expenses	12,164	12,307	12,913
Marketing and sales promotion	3,897	4,666	4,208
General and administrative	9,880	9,668	8,912

Total operating expenses	47,679	46,371	49,541

Operating income	15,853	16,634	15,424
Non-operating income	3,631	9,004	5,330

Income before income tax provision	19,484	25,638	20,754
Income tax provision	1,870	2,046	1,603

Net income	17,614	23,592	19,151
Net income attributable to non-controlling interest in Calamos Investments LLC	(15,936)	(17,183)	(15,000)
Net (income) loss attributable to redeemable non-controlling interest in partnership investments	1,691	(3,181)	(1,454)

Net income attributable to CAM	$3,369	$3,228	$2,697

Earnings per share:
Basic	$0.19	$0.18	$0.14

Diluted	$0.18	$0.17	$0.13

Weighted average shares outstanding:
Basic	17,888,694	18,243,363	19,671,742

Diluted	18,781,856	19,048,456	20,387,651

Supplemental Information:
Non-GAAP net income attributable to CAM	$4,309	$4,233	$4,134

Non-GAAP diluted earnings per share	$0.23	$0.22	$0.20

Calamos Asset Management, Inc.

Assets Under Management (excluding Assets Under Advisement)

(in millions)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013
Open-end Funds
Beginning Assets Under Management	$16,072	$16,009	$15,151
Sales	1,542	947	1,041
Redemptions	(1,912)	(1,328)	(1,653)
Market appreciation (depreciation)	(207)	444	1,140

Ending Assets Under Management	15,495	16,072	15,679

Average Assets Under Management	15,854	15,835	15,516

Closed-end Funds
Beginning Assets Under Management	6,511	6,337	5,828
Sales	6	44	—
Market appreciation (depreciation)	(203)	130	191

Ending Assets Under Management	6,314	6,511	6,019

Average Assets Under Management	6,437	6,329	5,969

Institutional Accounts
Beginning Assets Under Management	2,195	2,757	3,823
Sales	17	64	67
Redemptions	(390)	(704)	(310)
Market appreciation (depreciation)	(21)	78	320

Ending Assets Under Management	1,801	2,195	3,900

Average Assets Under Management	2,080	2,392	3,887

Managed Accounts
Beginning Assets Under Management	977	1,044	995
Sales	20	22	35
Redemptions	(83)	(117)	(73)
Market appreciation (depreciation)	(10)	28	63

Ending Assets Under Management	904	977	1,020

Average Assets Under Management	929	1,010	1,009

Total Assets Under Management
Beginning Assets Under Management	25,755	26,147	25,797
Sales	1,585	1,077	1,143
Redemptions	(2,385)	(2,149)	(2,036)
Market appreciation (depreciation)	(441)	680	1,714

Ending Assets Under Management	$24,514	$25,755	$26,618

Average Assets Under Management	$25,300	$25,566	$26,381

Ending Assets Under Management by Strategy[5]
U.S. Growth	$7,817	$8,522	$9,736
Global Growth	3,136	3,437	4,893
Convertible	2,357	2,430	2,111
Fixed Income/High Yield	385	469	541
Alternative	4,352	4,224	3,169
Value	153	162	149
Multi-Strategy (Closed-end Funds)	6,314	6,511	6,019

Ending Assets Under Management	$24,514	$25,755	$26,618

[5]	Prior period assets by strategy have been reclassified.

Table A

Calamos Asset Management, Inc.

Reconciliation of GAAP to Non-GAAP Diluted Earnings Per Share

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013
GAAP net income attributable to CAM	$3,369	$3,228	$2,697
Adjustments:
Deferred tax amortization on intangible assets	1,979	1,979	1,979
Non-operating income, net of taxes	(1,039)	(974)	(542)

Non-GAAP net income attributable to CAM	$4,309	$4,233	$4,134

Diluted—Weighted average shares outstanding	18,781,856	19,048,456	20,387,651

GAAP diluted earnings per share	$0.18	$0.17	$0.13
Non-GAAP diluted earnings per share	$0.23	$0.22	$0.20

Table A – Notes

Calamos Asset Management, Inc.

Notes to Reconciliation of GAAP to Non-GAAP

The company provides investors with certain adjusted, non-GAAP financial measures including non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share. These non-GAAP financial measures are provided to supplement the consolidated financial statements presented on a GAAP basis. These non-GAAP financial measures adjust GAAP financial measures to include the tax benefit from the amortization of deferred taxes on intangible assets and to exclude CAM’s non-operating income, net of taxes. The company believes these adjustments are appropriate to enhance an overall understanding of operating financial performance, as well as to facilitate comparisons with historical earnings results. These adjustments to the company’s GAAP results are made with the intent of providing investors a more complete understanding of the company’s underlying earnings results and trends and marketplace performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis of managing the company.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in Table A.

Non-GAAP net income attributable to CAM is calculated by adjusting the following items from GAAP net income attributable to CAM:

(i) amortization of deferred taxes on intangible assets associated with the election under section 754 of the Internal Revenue Code of 1986, as amended (Section 754 election); and

(ii) Non-operating income, net of taxes.

Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income attributable to CAM by diluted weighted average shares outstanding.

The deferred tax assets from the Section 754 election allows for a quarterly reduction of approximately $2.0 million in future income taxes owed by the company through 2019, to the extent that a tax payable exists during the quarter. As a result, this cash savings has accrued solely for the benefit of the shareholders of the company’s common stock. The company believes that adjusting this item from the calculation of the above non-GAAP items can be a useful measure in allowing investors to see the company’s performance. Non-operating income is excluded from the above non-GAAP items as it can distort comparisons between periods. As noted above, the company believes that measures excluding these items are useful in analyzing operating trends and allowing for more comparability between periods, which may be useful to investors.

The company believes that non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share are useful measures of performance and may be useful to investors, because they provide measures of the company’s core business activities adjusting for items that are non-cash and costs that may distort comparisons between periods. These measures are provided in addition to the company’s net income attributable to CAM and diluted earnings per share calculated under GAAP, but are not substitutes for those calculations.

Table B

Calamos Asset Management, Inc.

Non-Operating Income, Net of Redeemable Non-Controlling Interest in Partnership Investments

(in thousands)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013
Interest income	$34	$50	$49
Interest expense	(885)	(1,510)	(1,505)

Net interest expense	(851)	(1,460)	(1,456)
Investment income	4,457	10,259	6,623
Miscellaneous other income	25	205	163

Investment and other income	4,482	10,464	6,786

Non-operating income (GAAP)	3,631	9,004	5,330
Net (income) loss attributable to redeemable non-controlling interest in partnership investments	1,691	(3,181)	(1,454)

Non-GAAP non-operating income, net of redeemable non-controlling interest in partnership investments	$5,322	$5,823	$3,876

Table C

Calamos Asset Management, Inc.

Summary of Corporate Investment Portfolio Returns

(in thousands)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013
Returns reflected in earnings
Investment income	$4,457	$10,259	$6,623
Net (income) loss attributable to redeemable non-controlling interest in partnership investments	1,691	(3,181)	(1,454)
Returns reflected in equity
Net unrealized gain (loss) reported in equity, inclusive of non-controlling interest	(15,072)	3,342	20,704

Total corporate investment portfolio returns	$(8,924)	$10,420	$25,873

Average corporate portfolio	$364,626	$386,932	$413,667
Total corporate investment portfolio returns	-2.4%	2.7%	6.3%

Table D

Calamos Asset Management, Inc.

Effective Income Tax Rate

(in thousands)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013
Income tax provision	$1,870	$2,046	$1,603
Income tax (provision) benefit attributable to non-controlling interest in Calamos Investments LLC	(69)	(34)	10

Income tax provision attributable to CAM	1,801	2,012	1,613
Net income attributable to CAM	3,369	3,228	2,697

Income before taxes attributable to CAM	$5,170	$5,240	$4,310

CAM’s effective income tax rate	34.8%	38.4%	37.4%

Source: Calamos Asset Management, Inc.

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